Exhibit 14.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-213731 and 333-228081) on Form S-8 of our report dated 23 March 2023, with respect to the consolidated financial statements of Prudential plc.

/s/ KPMG LLP
KPMG LLP

London, United Kingdom
26 March 2024